Exhibit 10.2

ANGIODYNAMICS, INC.

EMPLOYEE STOCK PURCHASE PLAN
(as amended)

1.           Purpose: This Plan is intended to provide an opportunity for employees of AngioDynamics, Inc. (“AngioDynamics”) and its designated subsidiaries to invest in AngioDynamics common stock, par value $.01, or such other class or kind of shares or other securities resulting from the application of Section 11 (“Common Stock”). It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of Section 423 and related sections of the code.

2.           Definitions:

(a)	“Board” shall mean the Board of Directors of AngioDynamics.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Common Stock” shall mean the Common Stock, $.01 par value, of AngioDynamics.

(d)	“Company” shall mean AngioDynamics, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(e)
“Compensation” shall mean all cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee’s gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, “Compensation” shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f)	“Designated Subsidiary” shall mean any Subsidiary of the Company designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)
“Employee” shall mean any individual who is treated as a common law employee of the Company for payroll and employment tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)
“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(i)	“Offering Commencement Date” shall mean the first day of each Offering Period.

(j)	‘Offering Period’ shall mean a period of approximately 26 weeks during which funds may be accumulated under the Plan for the purchase of Common Stock, commencing and ending as follows:

i.	Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;

ii.	Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;

(k)	“Participant” shall mean an eligible Employee who has elected to participate in the Plan.

(l)	“Plan” shall mean this AngioDynamics Inc. Employee Stock Purchase Plan.

(m)	“Purchase Date” shall mean the last day of each Purchase Period.

(n)	“Purchase Period” shall mean a period of approximately 26 weeks commencing and ending as follows:

i.	Commencing on the first Trading Day following the last day of the Company’s first fiscal quarter and ending on the last trading day of the Company’s third fiscal quarter;

ii.	Commencing on the first Trading Day following the end of the Company’s third fiscal quarter and ending on the last trading day of the Company’s first fiscal quarter;

(o)
“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date or on the Purchase Date, whichever is lower provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 15 of this Plan.

(p)	“Reserves” shall mean the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet purchased by Participants.

(q)
“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)	“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.           Eligibility: Stock offered under the Plan may be purchased by each person who on the first business day of an “Offering Period”:

(a)	is an employee;

(b)	has been employed by the Company in a full-time capacity for at least 3 months, with a customary working schedule of 20 or more hours per week and more than five months in a calendar year; and

(c)	does not own 5% or more of the total combined value or voting power of all classes of outstanding stock of the Company or its subsidiaries.

4.           Contribution Limits: The following limitations apply to subscriptions under the Plan:

(a)	All subscriptions must be for full shares.

(b)	The maximum contribution that may be subscribed for on a Purchase Date shall not exceed $9,000.

(c)
As specified by Section 423(b)(8) of the Code, an Employee may be granted purchase rights under the Plan only if such purchase rights, together with any other rights granted under all employee stock purchase plans of AngioDynamics or its subsidiaries, do not permit such Employee’s rights to purchase stock worth more than $25,000 (determined based on the Fair Market Value of such stock on the first day of the Offering Period(s) for each calendar year in which the Offering Period(s) is in effect.

5.           Method of Payment: Payment for purchase of the common stock will follow the following procedure:

(a)	Prior to the beginning of each Offering Period, eligible Employees must indicate if they are going to participate in the Plan.

(b)
A Participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one (1%) and not more than fifteen (15%) percent (or such greater percentage as the Board may establish from time to time before an Offering Date) of such Participant’s Compensation on each payday during the Offering Period. All payroll deductions withheld from a Participant’s Compensation shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(c)	A Participant may not participate in more than one Offering Period at a time.

(d)
A Participant may discontinue his or her participation in the Plan as provided in Section 8, or, on one occasion only during a Purchase Period may increase or decrease the rate of his or her contributions with respect to that Purchase Period by completing and filing with the Company new enrollment documents authorizing a change in payroll deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new enrollment documents, if the documents are completed at least three business days prior to such date and, if not, as of the beginning of the next succeeding payroll period.

(e)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5(b) herein, a Participant’s payroll deductions may be decreased during any Offering Period. In such event, payroll deductions shall recommence at the rate provided in such participant’s enrollment documents at the beginning of the next Offering Period, unless terminated by the Participant.

(f)
At the time Common Stock is purchased by a Participant pursuant to the Plan, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the Participant’s purchase rights or the disposition of the Common Stock. The Company may, but shall not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee that may be available to it.

6.           Exercise of Purchase Right: Unless a Participant withdraws from the Plan as provided in Section 8 hereof, or except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, his or her right and election to purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant’s account that are insufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 8 hereof. Any other funds left over in a Participant’s account after the Purchase Date shall be returned to the Participant. During a Participant’s lifetime, a Participant’s right to purchase shares hereunder is exercisable only by him or her.

7.           Delivery: As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each Participant’s account with the broker designated by the Board.

8.           Withdrawal: (a) A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) calendar days before the Purchase Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant’s purchase right for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement. (b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

9.           Employment: Upon a Participant’s ceasing to be an Employee for any reason at any time prior to a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 hereof, and such Participant’s purchase right shall be automatically terminated.

10.           No Interest: No interest shall accrue to be payable on the payroll deductions of a Participant in the Plan.

11.           Number of Shares to be Offered: Subject to adjustment as provided in Section 15, without the authorization of the Board of Directors, the maximum aggregate number of shares to be offered under the Plan will be 2,000,000 shares of Common Stock. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market. If on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of share then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

12.           Designation of Beneficiary:

(a)
A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which purchase rights are exercised, but before delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death before exercise of the purchase rights.

(b)
Such designation of beneficiary may be changed by the Participant at any time with written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if to the best of the Company’s knowledge no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the Participants’ spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.

13.           Purchase Rights Not Transferable: Purchase rights granted under the Plan shall not be transferable by an Employee and shall be exercisable only by such Employee. Except as set forth in Section 12, there will be no limitation on an Employee’s right to sell or otherwise transfer stock issued under the Plan, except as outlined in the AngioDynamics insider trading policy.

14.           Use of Funds: All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purposes, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

15.           Adjustments: Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.

(a)
Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Purchase Period, as well as the class and/or price per share of Common Stock which has not yet been purchased pursuant to the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock.

(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

(c)
Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Plan shall be assumed, or an equivalent plan substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume the Plan or substitute an equivalent Plan, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. The

Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s purchase rights shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 8 hereof.

16.           Amendment or Termination:

(a)
The Board may at any time, and from time-to-time, terminate, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of AngioDynamics is required as to such modification or amendment under (i) Section 423 of the Code or any regulations promulgated thereunder, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions (“Rule 16b-3”), or (iii) under applicable listing requirements, the Board may not effect such modification or amendment without such approval.

(b)
The Board shall have the right to amend or modify the terms and provisions of the Plan and of any purchase rights previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and any regulations promulgated thereunder and, if applicable, Rule 16b-3.

17.           General:

(a)	All eligible Employees will have the same purchase rights and privileges under the Plan.

(b)
The Plan will be administered by the Board. The Vice President, Human Resources of the Company will be charged with day-to-day administration of the Plan, subject to the direction of the Board. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Board. Determinations made by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all participants in the Plan, their heirs and legal representatives.

(c)	Subscriptions, notices and actions under the Plan will be on such forms as AngioDynamics may provide.

(d)	No fractional shares may be subscribed for and no fractional shares or scrip will be issued or sold.

(e)	The provisions of the Plan shall be governed by the laws of the State of New York without resort to that state’s conflicts of law rules.

(f)
This Plan and the purchase rights granted pursuant to the Plan shall not confer upon an Employee any right to continued employment with the Company, nor shall it interfere, in any way, with the right of the Company to modify the Employee’s compensation, duties and responsibilities, or the Company’s authority to terminate the Employee’s employment.

(g)	This Plan shall not confer upon an Employee any rights as an owner of shares of Common Stock until the Employee exercises purchase rights granted pursuant to the Plan.

18.           Duration of Plan: The Plan shall become effective at the first Offering Commencement Date following its adoption by the Board, subject to approval by the shareholders in accordance with Treasury Regulations Section 1.423-2(c) within 12 months before or after its adoption by the Board. Once effective, the Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board pursuant to Section 16 hereof.

19.           Additional Restrictions of Rule 16b-3: The terms and conditions of this Plan, and the purchase of shares by persons subject to Section 16 of the Exchange Act, shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan shall be deemed to contain, and the transfer of shares issued pursuant to this Plan shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.